Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202262) and Forms S-8 (Nos. 333-202263, 333-170170, 333-157097, 333-84982, 333-84980, 333-42070, 333-42072, 33-71956, 33-95224 and 333-7288) of Royal Caribbean Cruises Ltd. of our report dated February 22, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
February 22, 2016